  Exhibit 99.1

Rekor Systems, Inc. Reports Second Quarter of 2020 Financial Results

Highlights:
●
Second quarter 2020 gross revenue increased 89% to $2.7 million as compared to $1.4 million in the second quarter of 2019
●
Completion of the sale of non-core businesses, AOC Key Solutions and TeamGlobal
●
Agreement to exchange over 77% of its 2019 notes payable to common stock and other related loan modifications

COLUMBIA, MD – August 3, 2020 - Rekor Systems, Inc, (REKR) (“Rekor”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, today reported its unaudited financial results for the second quarter of 2020.

Commenting on the results, Eyal Hen, Chief Financial Officer of Rekor, stated: “The second quarter was highlighted by strength and continuing growth in our top line. The solid performance translated into a growth in revenue for the three and six months ended June 30, 2020 of 89% and 76%, respectively, compared to the same periods in 2019. We successfully continued executing on our strategic plan to grow our revenues, divest our non-core businesses and focus on our technology segment. On July 15, 2020, we completed a debt exchange transaction with holders of our 2019 Notes.”

Mr. Hen continued, “During the second quarter of 2020, we completed the sale of both of our remaining non-core businesses to their respective management teams at a gain and reached an agreement to exchange over 77% of our debt for equity and extended the maturity of the remaining debt to December 2021. The debt exchange was completed on July 15 and reduced our debt by over 77%. This will allow us to use more of our increasing revenue for operations. We expect it to have a major effect on our bottom line due to lower interest expense as well. ”

Since January 2020, Rekor has been selected by various resellers and formed partnerships with various companies, including Fortune 50 and Fortune 500 companies, to use its AI software in retail, public safety and parking operations. In June of 2020, Rekor announced a joint venture with Cygnet-Infotech, a premier product engineering company (www.cygnet-infotech.com), to launch a smart permit and parking management startup, named Roker Inc. (www.rokerinc.com) ("Roker"), in which we have 50% equity interest. Roker is designed to automate parking enforcement and enable higher revenue recovery for both public safety institutions and private businesses alike. In July 2020, the Company made an initial investment of $45,000 into the joint venture.

Financial Summary

Second Quarter Results

Revenues

The increase in revenue for the three months ended June 30, 2020 compared to the three months ended June 30, 2019, was a result of additional products the Company offered during the period corresponding to the Company’s increased focus on expanding its technology offerings. Additionally, the increase in revenue during the three months ended June 30, 2020, was attributable to substantial completion of the implementation phase of large software and hardware contract in Florida which generated up-front revenue due to building infrastructure.

The increase in revenue for the six months ended June 30, 2020 compared to the six months ended June 30, 2019 was primarily attributable to the expanded technology offerings and large contracts stated above, as well as the fact that operational results from our OpenALPR acquisition have only been included in operations since March 2019. During the six months ended June 30, 2020, revenue attributable to OpenALPR was recognized for the full six-month period compared to only a three and half a month period in the corresponding period in 2019.

Cost of Revenue, Gross Profit and Gross Margin

For the three and six months ended June 30, 2020, compared to the three and six months ended June 30, 2019, the increase in gross profit was primarily attributable to the increase in revenue for the corresponding period. For the three and six months ended June 30, 2020 the gross margin decreased to 52% and 59%, respectively, which was primarily attributable to building infrastructure in connection with large software and hardware contracts. These contracts included construction and assembly of fixtures for our vehicle recognition cameras and the infrastructure necessary to support database and communications operations on a shared basis with other municipalities. As this early stage of building the network is more costly, the initial margins for such projects are lower than expected than for future operations that will be able to use the same infrastructure.

Loss from Operations

Operating loss for the three months ended June 30, 2020 increased to $2.8 million, compared to $1.6 million in the same period in 2019. Additionally, operating loss for the six months ended June 30, 2020, increased to $5.4 million, compared to $2.8 million in the same period in 2019. The increase in the operating loss during the year is attributable mainly to the increased expenses in connection with the implementation of our go-to-market plan to develop and promote our technology products and services. Additionally, the Company brought on additional officers and executives to support the Company’s growth plan and solidify the corporate structure.

Performance Obligations

As of June 30, 2020, we had approximately $15,237,000 of licensing and subscription contracts that were closed prior to June 30, 2020 but have a contractual subscription period beyond June 30, 2020. These subscription contracts generally cover a term of one to five years, in which the Company will recognize revenue ratably over the contract term. We currently expect to recognize approximately 33% of this amount over the succeeding twelve months, and the remainder is expected to be recognized over the following four years. On occasion our customers will prepay the full contract or a substantial portion of the contract. Amounts related to the prepayment of the subscription contract for a service period that is not yet met are recorded as part of our contract liabilities balance.

The table below reflects the 86% quarter by quarter growth in the unaudited remaining contract value of licensing and subscription contracts from June 30, 2019 through June 30, 2020 (dollars in thousands):

Proforma balance sheet

The following unaudited pro forma combined financial information gives effect to the Company’s recent debt for equity exchange as if it was consummated as of June 30, 2020. This unaudited pro forma financial information is presented for informational purposes only and is not intended to present actual results that would have been attained had the transaction been completed as of June 30, 2020 or to project potential operating results as of any future date or for any future periods.

	June 30, 2020 as presented	Impact of Note Exchange	Proforma June 30, 2020
Accounts payable and accrued expenses	$4,182	$(279)	$3,903
Total current liabilities	5,670	(279)	5,391
Notes payable subject to exchange for stock	14,636	(14,636)	-
Notes payable, long-term	5,367	-	5,367
Total liabilities	27,243	(14,636)	12,607
Additional paid-in capital	22,180	14,915	37,095
Total stockholders’ (deficit) equity	(10,862)	14,915	4,053
Total liabilities and stockholders’ (deficit) equity	$22,603	$-	$22,603

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months ended June 30,		Six Months ended June 30,
	2020	2019	2020	2019
Net loss	$(419)	$(2,991)	$(4,193)	$(5,509)
Income taxes	7	12	13	24
Interest	1,086	1,334	2,250	1,543
Depreciation and amortization	466	341	889	539
EBITDA	$1,140	$(1,304)	$(1,041)	$(3,403)

Loss on extinguishment of debt	$200	$-	$200	$1,113
Share-based compensation	166	175	337	238
Gain on sale of business	(3,636)	-	(3,636)	-
Loss on sale of Secure Education	-	3	-	3
Adjusted EBITDA	$(2,130)	$(1,126)	$(4,140)	$(2,049)

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor provides commercial and government customers with actionable, real-time vehicle recognition data to enable informed decisions to be made faster and provide better outcomes. Rekor is transforming industries like Public Safety, Customer Experience and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:
Rekor Systems, Inc.
Eyal Hen
Chief Financial Officer
Phone: +1 (443) 545-7260
ehen@rekor.ai

Investor Relations Contact:
Rekor Systems, Inc.
Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,933	$1,075
Restricted cash and cash equivalents	496	461
Accounts receivable, net	1,887	776
Inventory	677	302
Notes receivable, current portion	170	-
Other current assets, net	311	175
Current assets of discontinued operations	4	7,441
Total current assets	5,478	10,230
Long-term Assets
Property and equipment, net	578	442
Right-of-use lease assets, net	330	283
Goodwill	6,336	6,336
Intangible assets, net	7,751	8,244
Notes receivable, long-term	2,130	-
Long-term assets of discontinued operations	-	3,457
Total long-term assets	17,125	18,762
Total assets	$22,603	$28,992
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$4,182	$3,678
Loans payable, current portion	251	-
Lease liability, short-term	231	148
Contract liabilities	902	749
Current liabilities of discontinued operations	104	5,757
Total current liabilities	5,670	10,332
Long-term Liabilities
Notes payable subject to exchange for stock(1)	14,636	-
Notes payable long-term	5,367	20,409
Loans payable, long-term	623	-
Lease liability, long-term	114	161
Contract liabilities, long-term	802	775
Other long-term liabilities	10	10
Long term liabilities of discontinued operations	21	536
Total Long-term liabilities	21,573	21,891
Total liabilities	27,243	32,223
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	6,222	5,804
Commitments and Contingencies
Stockholders' Deficit
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized, 22,942,546 and 21,595,653 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	2	2
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2020 and December 31, 2019, respectively	-	-
Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	22,180	19,371
Accumulated deficit	(33,044)	(28,408)
Total stockholders’ deficit	(10,862)	(9,035)
Total liabilities and stockholders’ deficit	$22,603	$28,992

  (1) As of June 30, 2020, these notes were the subject to an agreement providing for them to be exchanged for common stock.

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2020	2019	2020	2019
Revenue	$2,677	$1,416	$4,273	$2,426
Cost of revenue	1,276	271	1,770	761
Gross profit	1,401	1,145	2,503	1,665

Operating expenses:
General and administrative expenses	2,937	2,116	5,728	3,658
Selling and marketing expenses	424	336	795	495
Research and development expenses	819	302	1,362	307
Operating expenses	4,180	2,754	7,885	4,460

Loss from operations	(2,779)	(1,609)	(5,382)	(2,795)
Other income (expense):
Loss on extinguishment of debt	(200)	-	(200)	(1,113)
Interest expense	(1,086)	(1,334)	(2,250)	(1,543)
Other income (expense)	17	(36)	16	(34)
Gain on sale of business	3,636	-	3,636	-
Total other income (expense)	2,367	(1,370)	1,202	(2,690)
Loss before income taxes	(412)	(2,979)	(4,180)	(5,485)
Income tax provision	(7)	(12)	(13)	(24)
Net loss from continuing operations	$(419)	$(2,991)	$(4,193)	$(5,509)
Net loss from discontinued operations	(199)	(1,936)	(213)	(2,293)
Net loss	$(618)	$(4,927)	$(4,406)	$(7,802)
Loss per common share from continuing operations - basic and diluted	(0.03)	(0.17)	(0.22)	(0.32)
Loss per common share discontinued operations - basic and diluted	(0.01)	(0.10)	(0.01)	(0.12)
Loss per common share - basic and diluted	$(0.04)	$(0.27)	$(0.23)	$(0.44)

Weighted average shares outstanding
Basic and diluted	22,829,084	19,369,399	22,224,417	19,135,176